UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2024

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 432-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2024, the Board of Directors (the “Board”) of American Eagle Outfitters, Inc. (the “Company”) expanded the size of the Board from seven to eight members and appointed Stephanie Pugliese as a Class III director of the Company, each effective immediately. Ms. Pugliese was nominated by the Company’s Nominating, Governance and Corporate Social Responsibility Committee (the “Nominating Committee”) after a formal search for nominees. She was selected after a thorough review of all of the candidates’ backgrounds, relevant experience and professional and personal reputations. Ms. Pugliese will serve on the Board for a term expiring at the Company’s 2025 Annual Meeting. The Board also appointed Ms. Pugliese to serve as a member of the Audit Committee, Compensation Committee, and Nominating Committee.

The Board determined that Ms. Pugliese is independent under the rules of the New York Stock Exchange. There are no arrangements or understandings between Ms. Pugliese and any other person pursuant to which Ms. Pugliese was appointed as a director. There are no family relationships between Ms. Pugliese and any director or executive officer and there are no transactions between Ms. Pugliese and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Ms. Pugliese will receive compensation for her service on the Board consistent with the Company’s current non-employee director compensation program, a description of which is set forth on page 39 of the Company’s definitive proxy statement filed on May 17, 2024. The Board also approved (i) a pro rata grant to Ms. Pugliese of an equity award in fully vested shares of the Company’s common stock with a fair market value of $33,333, subject to the terms of the Company’s 2023 Stock Award and Incentive Plan, and (ii) $20,833 representing a pro rata Board and committee cash retainer amount. Ms. Pugliese is expected to enter into the Company’s standard form of indemnification agreement with the Company which, subject to certain exceptions, generally provides that the Company will indemnify her, to the fullest extent permitted by law, in connection with any claims, suits or proceedings arising as a result of service as a director of the Company or any subsidiary of the Company, including against third-party claims and proceedings brought by or in right of the Company.

Ms. Pugliese is the former President of the Americas at Under Armour Inc. from 2019 to 2023. Prior to that, she spent eleven years at Duluth Holdings, most recently serving as President and Chief Executive Officer and a Board Member from 2015 to 2019.

ITEM 7.01.	Regulation FD Disclosure.

On August 1, 2024, the Company issued a press release announcing Ms. Pugliese’s appointment to the Board. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference under this Item 7.01.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated August 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: August 7, 2024	By:	/s/ Beth Henke
Beth Henke
Senior Vice President, General Counsel and Chief Compliance Officer